Exhibit 10.2

First Amendment to EXECUTIVE EMPLOYMENT Agreement

This First Amendment to EXECUTIVE EMPLOYMENT Agreement (this “Amendment”), effective as of October 13, 2015 (the “Effective Date”), is made and entered into by and between Snap Interactive, Inc., a Delaware corporation (the “Company”), and Clifford Lerner (“Executive”), for purposes of amending that certain Executive Employment Agreement, dated as of April 10, 2013, by and between the Company and Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 12(j) of the Agreement provides that the Agreement can only be amended by a writing signed by the parties thereto;

WHEREAS, the Company and Executive mutually desire to amend the Agreement to reflect a change in Executive’s title and responsibilities; and

WHEREAS, the parties further desire to evidence each party’s express written consent to such change.

NOW, THEREFORE, pursuant to Section 12(j) of the Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows, effective as of the Effective Date:

1.              Section 1 of the Agreement is hereby amended by deleting the phrase “President and Chief Executive Officer” and replacing it with the phrase “President of The Grade.”

2.              Section 4(a) of the Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4(a):

(a)          Position and Responsibilities. Subject to the Agreement’s terms, Executive agrees to serve the Company as the President of The Grade, and, if duly elected, as a member of the Board of Directors of the Company. Executive shall have the duties and privileges customarily associated with an executive occupying such role, including, without limitation, staffing The Grade, finance and financial reporting for The Grade, marketing and sales including all aspects of advertising sales and product positioning for The Grade, promotion of The Grade, design and graphics product development for the web sites, apps and publications (print and electronic) associated with The Grade, and developing the budget and strategic plan for The Grade. Executive shall perform all reasonable acts customarily associated with such role, or necessary and/or desirable to protect and advance the best interests of the Company. In such capacity, Executive shall perform such acts and carry out such duties, and shall in all other respects serve the Company faithfully and to the best of his ability. Executive will report to the Company’s Chief Executive Officer.

3.              Section 5(a) of the Agreement is hereby amended by adding the following sentence to the end of said section:

Notwithstanding anything herein to the contrary, commencing January 1, 2016, Executive’s monthly Base Salary shall be lowered to twelve thousand five hundred dollars (U.S. $12,500) (annualized U.S. $150,000).

4.              Section 8(d)(iii) of the Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 8(d)(iii):

(iii)         A material reduction by the Company in Executive’s Base Salary as in effect on the date of this Agreement, unless (A) the reduction is a proportionate reduction of the compensation of Executive and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition, or (B) the reduction occurs effective January 1, 2016 in accordance with Section 5(a) above.

5.              Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

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Signature Page Follows]

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IN WITNESS WHEREOF, the Company and Executive have executed, or caused to be executed, this Amendment effective as of the Effective Date.

SNAP INTERACTIVE, INC.

By:	/s/ Alexander Harrington
Name: Alexander Harrington
Title: Chief Executive Officer

EXECUTIVE

/s/ Clifford Lerner
Clifford Lerner

Signature Page to

First Amendment to Executive Employment Agreement

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